EXHIBIT 10.8

Universal Electronic Payment System

U.E.P.S.

PRODUCT LICENCE AGREEMENT

U.E.P.S. PRODUCT LICENCE AGREEMENT

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U.E.P.S. PRODUCT LICENCE AGREEMENT

Universal Electronic Payment Systems
U.E.P.S.

PRODUCT LICENCE AGREEMENT

This AGREEMENT is made this 2nd day of April of 1997 by Net 1 Holdings S.A.R.L. and Net1 Operations S.A.R.L. (Net1), whose registered offices are situated at 6 Rue Jean Monnet, L-2180, Luxembourg and Social Security Bank Limited (“the Customer”), whose registered offices are situated at Kokomlemla, Accra, Ghana.

WHEREAS Net1 owns a software product known as the Universal Electronic Payment System (U.E.P.S.) and the Customer desires to use the U.E.P.S. Licensed Products.

1) DEFINITIONS

1.1      This Agreement consists of the terms and conditions stated herein and in the Attachments which detail the Licensed Products to be used by the Customer on Designated Equipment Groups upon signature by both parties.

1.2      “Confidential Information” means the Licensed Products and all information proprietary data and derivative works related to the Licensed Products as well as research, development, trade secrets or business affairs of Net1 and its employees, customers, subsidiaries, affiliates and agents supplied to the Customer by Net1 pursuant to this Agreement and like information provided to Net1 by the Customer pursuant to this Agreement.

1.3      “Copy(ies)” means each separate occurrence of any Licensed Product, or portion thereof.

1.4      “Delivery” shall be construed as defined in Clause 3 of this Agreement.

1.5      “Acceptance” shall mean confirmation that the Licensed Product has been adequately tested by the Customer.

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1.6      “Designated Equipment Group” (“DEG”) means the equipment needed to run the UEPS.

1.7     “Licensed Product” means each U.E.P.S. software product listed in the Agreements consisting of object code programs as modified and varied from time to time, through Updates, in machine readable form, being Licensed by Net1 to the Customer.

1.8     “Documentation” shall mean the Licensed Product Manual(s) together with such associated technical literature as shall be specified by Net1 to be Documentation for the purpose of this Agreement.

1.9     “Man Days” means 7.5 hours, between 09.00 hours and 17.00 hours, Monday to Friday (excluding public and bank holidays).

1.10     “Update” means any news release, change, enhancement or correction to any Licensed Product or portion thereof produced or supplied by Net1 generally to its customers for the Licensed Product and to the Customer.

1.11     “USE” means the initial execution of each Copy of any one or more Licensed Products and any continued use of Such Copy which may occur thereafter.

1.12     “Productive Use” shall mean any Use of the Licensed Product or Documentation to process any actual business transaction of the Customer in parallel or live mode.

1.13     “Territory” means geographical area/s as set out in Appendix 2 attached hereto.

1.14     “Installation” means the physical loading and linking of the Licensed product programs on DEG, in the appropriate way to perform the functions stated in the specifications documentation, and the demonstration of the proper operation of said functions.

1.15     “Enhancements” means significant changes to the Licensed Products resulting in the addition of a feature or capability not present in the Licensed Product prior to the introduction of the changes as well as any changes to the Licensed Product designed to permit the use of the

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Licensed Product on hardware and/or in conjunction with operating systems software other than that for which the Licensed Product was initially designed.

1.16     “Modifications” means changes, improvements or customisation of or to the Licensed Product which may be required to adapt the Licensed Product to the requirements of the Customers.

1.17     “Upgrades” means changes or improvements to the Licensed Product which relate to or affect the operating performance of the Licensed Product or an aspect of the Licensed Product, but which don’t change the basic operation or functioning of the Licensed Product.

2) LICENCE

2.1     Net1 hereby agrees to grant to the Customer and the Customer hereby accepts a non-exclusive non-transferable licence to Use the Licensed Products specified in the Attachments on a perpetual basis subject to the terms and conditions herein. In consideration for said licence, the Customer shall pay Net1 a Licence Fee for the Licensed Product as provided in this Agreement and set forth in the attached Appendix 1, of the Product Licence Agreement. The licence to Use the Licensed Products hereby granted to the Customer is conditional upon payment of the licence Fees and other charges as they fall due from time to time.

2.2     The Licensed Products many only be Used in the Territory(ies), listed in Appendix 2 of the Product Licence Agreement.

2.3     Save as provided in Clauses 7 and 8 of the Product Licence Agreement the Customer is specifically prohibited from creating any copies for reasons other than the ones explicitly stated in this Agreement.

2.4     {Other than ____ who may take over all of responsibilities, obligations and benefits of the Customer in their entirety as set out in this Agreement,} this Agreement is personal to the Customer and the Customer shall not be entitled to assign, cede, transfer, part with or subject any interest in it or grant any right or obligation under it either in whole or in part to any third party

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without the written consent of Net1. The Customer shall be deemed to include all of its controlled subsidiaries in which it has a minimum 51% equity stake. This Agreement may on notice to the Customer be assigned by Net1 to any company being a subsidiary or partner of Net1.

2.5     The Licensed Products consist of proprietary products which are and shall remain the exclusive property of Net1 and the Customer shall have no right title or interest therein except as expressly set forth in the Agreement. Any modification of a Licensed Product by or on behalf of the Customer will not affect the restrictions and obligations placed upon the Customer by Net1.

2.6     To assist Net1 in the protection of its proprietary rights, the Customer shall permit representatives of Net1 to inspect (at all reasonable times during normal working hours) the location at which and the DEG upon which any Licensed Products are being used or kept and the Customer’s records of use of the Licensed Products and any copies thereof. Net1 will give sufficient prior notice to the Customer regarding the enforcement of this clause and will use all reasonable efforts to minimise disruption to the normal business activities of the Customer.

3) DELIVERY

3.1     Delivery of an item or Licensed Products is effected when a copy of that Licensed Product and of the related documentation are handed to the Customer.

3.2     The date of the delivery is to be ___th __________ , 199___ unless otherwise agreed to in writing between Net1 and the Customer. All dates given by Net1 for scheduling and performing any of its obligations under this Agreement are estimated only and Net1 shall not be liable for any damages or penalty, whatsoever for failure to meet any such date and/or for any other delay.

3.3     Upon delivery the Customer will verify that the Licensed Products delivered contains the items Licensed and acknowledge delivery in writing.

3.4     Without prejudice to its other rights and remedies. Net1 may postpone or cancel any delivery or further delivery until all money then due from the Customer has been paid.

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3.5     Unless, otherwise agreed in the Agreement, further copies of the Licensed Products and of the related Documentation may be obtained separately from Net1, on payment of the relevant fees.

3.6     If there is any delay in the installation of the Licensed Products arising as a result of the fault or negligence of the Customer, Net1 will be entitled to make an additional charge to the Customer in respect of any costs or losses of Net 1 arising from the delay in the installation of the Licensed Products.

3.7     The time for delivery and installation of any of the licensed Products is subject to automatic extension should installation of the Licensed Products be delayed by any act or default on the part of the Customer or circumstances beyond the control of Net1.

4) ACCEPTANCE OF THE LICENSED PRODUCTS

4.1      The Customer shall commence acceptance testing of each item of Licensed Products immediately following delivery thereof, by completing installation of the Licensed Products on DEG. The acceptance tests will be completed within 7 (seven) days of the installation date in respect of the Licensed Products.

4.2     Acceptance testing shall determine whether the delivered Licensed Products, operates correctly by reference to the relevant documentation. on Conclusion of Satisfactory Acceptance Testing, the Customer shall complete and date Net1’s Acceptance Certificate as follows: “We hereby certify that the Licensed Products, identified in this Agreement, have been fully and thoroughly tested by us using properly prepared, suitable and sufficient test data and have performed satisfactorily and in accordance with the documentation”.

4.3     Where such an Acceptance Certificate is not completed by the Customer. Acceptance of the Licensed Products delivered shall be deemed when it has been demonstrated to be reasonably in accordance with the relevant documentation or on the twentieth working day following delivery.

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4.4     Productive Use of the Licensed Products shall be permitted immediately following Acceptance. Acceptance testing shall not involve Productive Use, nor shall Productive Use precede signature of the Acceptance Certificate.

4.5     Acceptance of the Licensed Products shall be deemed to have occurred in the event that Productive Use precedes signature of the Acceptance Certificate. Productive Use of the any of the Licensed Products, prior to Acceptance shall release Net1 from its undertaking to provide support under this Agreement.

4.6     Productive Use of any new release or of any modified Licensed Products, shall constitute an Acceptance of that release or that modified Licensed Product as the case may be.

4.7     The issuance of an Acceptance Certificate will not be delayed due to minor omissions or minor defects in the Licensed Products or in the installations of the Licensed Products as the case may be.

5) WARRANTY

5.1     Net1 does not warrant that the Licensed Products will be error free but Net1 does warrant that the Licensed Products delivered under this Agreement will conform in all material respects to the financial criteria set forth in the appropriate documentation manual supplied with the said Licensed Products applicable at the date of execution of the relevant Agreement by Net1.

5.2     Net1 will use all reasonable endeavours to promptly correct (or at its option replace the defective copy) free of charge at Net1 premises or at such other location as Net1 may elect any non-conformance in breach of the warranty at sub-clause 5.1 found in the Licensed Products and reported to Net1 within 90 days of delivery (“Warranty period”) and make such modification additions and adjustments as may be necessary provided that the Licensed Products have been used at all times properly and in accordance with the instructions of Net1 and no alteration, modification or addition has been made to the Licensed Products without the prior written permission of Net1.

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5.3     Where a defect is found upon investigation not to be Net1 responsibility, Net1 reserves the right to charge the Customer on the time and materials basis at Net1 in consequence of such investigation.

6) PROGRAM SOURCE CODE

6.1     The original computer programs forming part of the Licensed Products and supplied by Net1 are delivered in object machine language for ease of installation and use but the Customer understands that the programs have been developed in a source language or code different from the object machine language.

6.2     The Customer will not decompile, reverse compile, disassemble or print the source code nor derive nor attempt to derive the source code of the Licensed Products unless the Customer is specifically permitted to do so in terms of this agreement. The parties record that any breach of the provisions of this sub-clause will constitute an irremediable breach of this agreement.

6.3     In the event that the source code language version of the program is made available to the Customer, the Customer will be entitled to alter, modify or add to the Licensed Products, provided that Net1 assumes no responsibility or liability in respect of any such alterations, modifications, or additions and provided further than Net1 makes no warranty and grants no guarantee, in respect of the Licensed Products as modified or such alterations, modifications or additions to the Licensed Products.

7) USE

7.1     The Licensed Products and Documentations and associated information shall be used solely for the internal requirements of the Customer, other disclosure, use, sharing or reproduction or access to any third party shall not be allowed except as agreed in writing. Use shall be under conditions of confidentiality and confined to employees of the Customer.

7.2     Net1 shall be permitted access to the Licensed Products and Documentation under conditions of confidentiality to facilitate their use by the Customer.

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7.3     Warranties and representations of merchantability or suitability of the Licensed Products for any particular purpose or for use under any specified conditions are hereby expressly excluded notwithstanding that such purpose or condition may be or may have been known to the Customer.

8) SAFE PRESERVATION

8.1     The Customer shall be responsible for the safe preservation and storage of all programs and all material (including but not limited to all documentation, test data files and reports) delivered or created on site by Net1 or Customer whether in written form, magnetically encodable medium or otherwise.

8.2     The Customer is advised to make and maintain backup copies of the Licensed Products Software for operational security purposes, and may make such copies of part or all of the Software as are strictly necessary for such purposes, other copying is not permitted. The Terms of this Agreement apply to all copies, the rights of use apply to the original copy only, except that the Customer may use the Software on a back-up processor during breakdowns on its normal processor. Copies shall be maintained solely for the Customer’s internal use as permitted thereunder and stored only at the licensed site (or nominated licensed site provided for in Appendix 4) or such other site as may be agreed in writing with Net1.

8.3     The Software and the Documentation, either partly or completely shall not be sold, transmitted, on-licensed, charged or otherwise made available by the Customer tot any third party unless otherwise agreed in writing.

8.4     The Customer will maintain accurate and up-to-date records of the number and sitting within the territory of all copies of the software and will supervise and control the use of the software in accordance with the terms of this agreement.

9) UNAUTHORISED USE

9.1     Where any use of any part of the Licensed Products or Documentation is made by any unauthorised party or parties or any unauthorised location(s) and that use is attributable to the act

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or omission of the Customer then without prejudice to Net1’s other rights and remedies, the Customer shall be liable to pay to Net1 and amount equal to the fees which the unauthorised user would have been obliged to pay to Net1 under its then current Licensed Product Licence terms had such user been properly licensed from the beginning of the authorised use.

9.2     The Customer shall notify Net1 promptly on becoming aware of any unauthorised possession or use of any part of the Licensed Products or Documentation by any third party.

10) INFRINGEMENT

10.1     Net1 warrants that to the best of its knowledge the Licensed Products do not infringe or violate any patent rights or copyright of any third party and therefore Net1 shall indemnify the Customer against liability under any final judgement or final settlement made by Net1 for claims brought against the Customer that the Licensed Products or any other material supplied by Net1 thereunder infringes any third party letters patent, trademark or copyright (effective in Luxembourg and published at the date this Agreement is made) provided that:
(i)      The Customer promptly notifies Net1 in writing of any such claim;
(ii)     The Customer makes no admission without Net1 consent;
(iii)    The Customer allows Net1, if Net1 so requests, to have sole conduct and control (at Net1 cost and expense) of the defence of any such claim and any related settlement negotiations and gives Net1 all reasonable assistance in connection therewith; and
(iv)    Net1 is given the opportunity to replace infringing material with non-infringing material or to modify the same so that it becomes non-infringing.

10.2     The indemnity under sub-clause 10.1 above.

(i)          shall not apply in infringement by use of any of the Licensed Products or any part thereof, in connection with equipment, programs or other materials not supplied by Net1 where there would be no infringement without such combinations nor to infringement by use of the Licensed Products in a manner which could not be reasonably foreseen by Net1 at the date of this Agreement.
(ii)          states Net1’s entire liability in connection with any claims based on or resulting from the infringement or alleged infringement of industrial or intellectual property rights.

U.E.P.S. PRODUCT LICENCE AGREEMENT

11) CHARGES AND PAYMENTS

11.1     The Customer agrees to pay the Licence Fees and other charges in accordance with this Agreement.

11.2     Travel Expenses. For installation, education, software development, warranty, maintenance, post installation and other services which require travel to the Customer site, the Customer agrees to reimburse Net1 for reasonable expenses incurred in the following categories: airfare, lodging, meals, and ground transportation unless agreed by the parties.

11.3     Taxes. All prices are exclusive of Value Added Tax or any similar sales tax, levies, duties, including, but not limited to, withholding income taxes, etc., which will be paid additionally by the Customer.

11.4     Payment in full for the proportion of the Licence Fees due upon signature of the Agreement by Net1 and the Customer shall be made immediately the Agreement has been signed by Net1 and the Customer. Subsequent portions of Licence Fees and other charges shall be due and payable within thirty (30) days from the date of the relevant invoices.

11.5     Net1 reserves the right (without prejudice to its rights and remedies) to charge compound interest on overdue payments at the rate of five percent per annum above the National Bank of Luxembourg base rate from the date of invoice.

11.6     The Customer will not be entitled to withhold payments of any amount payable to Net1 to satisfy any claims of the Customer arising from this or any other agreement between the Customer and Net1, nor will the Customer be entitled to set off such an amount against the amount payable to Net1 in terms of this or any other agreement.

12) CONFIDENTIALITY

12.1     The Customer acknowledges that the Licensed Products Documentation and associated information provided by Net1 (whether of a commercial or technical nature) constitute valuable

U.E.P.S. PRODUCT LICENCE AGREEMENT

and confidential property of Net1. The Customer shall advise all employees and other persons having access to the Licensed Products or Documentation accordingly.

12.2     The Customer shall not attempt to create or re-create or derive any source code of the kernel card source code nor shall it attempt or permit the recompilation, reserve compilation, disassembly or assembly of any part of the kernel card source code.

12.3     The Customer undertakes not to disclose, use, reproduce, permit access to or otherwise make available any such Licensed Products or Documentation directly or indirectly to any third party (except and only to the extent that disclosure or access is expressly permitted in this Agreement) without the express permission in writing of Net1.

12.4     All employees of the Customer and all others having access to the Licensed Products Documentation or associated information shall be bound by written undertakings to the Customer not to disclose or use that confidentiality property of Net1 other than for the purpose of the Agreement provided that where the conditions of employment of such staff ensure that confidential information disclosed to the Customer will not be disclosed or misused then such written undertakings shall not be required from such staff.

12.5     Each party undertakes to treat as confidential all non-public information learned in this course of this Agreement relating to the business, products and services of the other (and, in the case of the Customer any such information of Net1 disclosed thereunder), and to protect that information by using the same care and precautions as are or ought to be used in keeping confidential its own confidential proprietary information. Such non-public information as it received from the other party shall not be used or disclosed, directly or indirectly, other then for the purpose of this Agreement. The foregoing obligations shall not apply to information properly and demonstrably derived, developed or supplied independently of this Agreement or the association of the parties with one another. Each party may also make such disclosure(s) as may be required by Law to the authorities to whom such disclosure may be required.

12.6     The provisions of this Clause shall survive termination of this Agreement.

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13) PRODUCT MODIFICATION

The Customer shall not attempt to modify, enhance or alter the Licensed Products or any part thereof, or permit others to do so, without Net1 express prior written permission and any such modification, enhancements or alterations shall be and remain the property of Net1.

Net1 shall grant the Customer a Licence to Use in conjunction with the Licenced Products any modification enhancements and alterations to the Licensed Products, that the Customer requests and Net1 agrees to produce, subject to payment therefore and pursuant to the provisions of the agreement under which Net1 agrees to provide such modifications, enhancements or alterations.

14) LIMITATION OF LIABILITY

14.1     Notwithstanding the terms of any conditions, warranties or representation, whether express or implied, whether statutory or otherwise, and whether made before or after the date of this Agreement, all of which conditions, warranties or representations are hereby expressly excluded. Net1 shall not be liable to the Customer or any third party, irrespective of the basis of the claim, for any loss or damage, arising directly or indirectly, of whatever nature in connection with this licence, the Licensed Products or the use thereof, irrespective of whether the same arises from defects in the Licensed Products and/or Documentation in installation or advice or otherwise however.

14.2     Without limiting the generality of the a foregoing. Net1 will not be liable to the Customer or any third party;

14.2.1     For any loss or damage arising directly or indirectly as a result of abuse, misuse or unauthorised use of the Licensed Products;

14.2.2     For any modifications to the Licensed Products which have not been carried out or authorised by Net1;

14.2.3     In respect of anything which may constitute a breach of this licence and arises by reason of circumstances beyond the control of either of the parties hereto; or

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14.2.4     For loss of profits or for incidental special or consequential damages arising out of or in connection with the sale, delivery, installation, servicing, performance or use of the equipment.

14.3     Net1 will not be liable to the Customer or any other third party for any loss or damage arising directly or indirectly in the connection with any delay, failure, break-down, damage or injury caused by:

14.3.1     Equipment, programs and services supplied by or obtained by the Customer without the consent or knowledge of Net1; or

14.3.2     Equipment or programs modified by the Customer or any third party not authorised to do so in terms of this agreement; or

14.3.3     The actions or requirements of any telecommunications authority or a supplier of telecommunications services or equipment.

14.4     Without prejudice to the terms of Paragraph 14.1 of this Clause it is specifically agreed that the cumulative maximum liability of Net1 under or in connection with this Agreement shall be limited to:
i) for all claims made prior to Acceptance of the Licensed Products the total of all moneys paid under this agreement to Net1 for unaccepted items of the Licensed Products and
ii) for all claims made thereafter, one year’s Recurring Licence Fee and maintenance fee for the Licensed Products.

14.5     Any claim made by one party against the other one shall not be valid unless made in writing within one month of the date on which the subject matter thereof became known to the party making the claim.

15) COPYRIGHT

15.1     The Customer acknowledges that (either in its own right or under licence) Net1 owns and will continue to own all property rights in the Licensed Products and Documentation (including but not limited to any new releases and any modifications made by or for the customer by any

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party), and further acknowledges that the copyright and other industrial, intellectual property and marketing rights in such Licensed Products and Documentation are, shall be and shall remain the property of Net1 as aforesaid.

15.2     The Customer agrees to reproduce the copyright notices and other proprietary notices of Net1 on all copies of the Licensed Products made under this Agreement.

15.3     The Customer will not question or dispute the ownership of any such rights at any time either during the continuation in force of this agreement or thereafter.

16) TERMINATION

16.1     This Agreement and the License granted herein to the Customer for the Use of the Licensed Products may be terminated by Net1 forthwith on written notice should the Customer become insolvent, cease conducting business or be in breach of any of the terms of this Agreement. This Agreement and the Licence shall automatically terminate if the Customer convenes any meeting of creditors or passes a resolution for winding up (except in the case of a winding-up purely for the purposes of a solvent amalgamation or re-construction), or if the Customer shall have a petition for Winding-up presented (except as aforesaid) or shall have a receiver, administrative receiver, administrator or similar officer appointed over all or any part of the Customer’s assets and the same is not discharged within 30 days of such appointment.

16.2     Upon termination of this Agreement for any reasons whatsoever, the Customer shall, within 10 (ten) days thereof, return all copies of the Licenced Products to Net1 and all other Documentation or material belonging to Net1 together with a certified statement by an authorised officer of the Customer to that effect.

16.3     Termination shall be without prejudice to existing obligations of the Customer, in particular (without prejudice), payment of the Licence Fee and other moneys then due, nor shall it prejudice those obligations and limitations which of their nature and meaning (including without prejudice, copyright, confidentiality, authorised use and Liability), survive.

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16.4     Upon termination of this agreement for any reason whatsoever and in addition to the rights granted to it herein, Net1 will be entitled without prejudice to its others rights or remedies at law, to remove all copies of the Licensed Products already installed on the SYSTEM and suspend all deliveries of any further installations of the Licensed Products in terms of this agreement.

The Customer will be liable for all costs incurred by Net1 in connection with the recovery of the Licensed Products or of money owing by the Customer to Net1 which costs will be paid on an attorney and own client scale.

16.5      In addition to any rights of termination which either party may have in common law, this agreement may be terminated by one party if the other party commits a breach of any of the terms of this agreement and fails to rectify the breach within a period of 30 (thirty) days of receipt of a written notice specifying the breach.

17) NON-SOLICITATION

The Customer and Net1 agree not solicit or engage any employees of the other who have been engaged in the performance of the other’s obligations under this Agreement and the Attachments without the prior written agreement of the other. This prohibition shall continue for a period of 12 months from the date of this Agreement or of any Attachment whichever is the later.

18) CUSTOMER RESPONSIBILITIES

The Customer shall make available to Net1 free of charge, all information, facilities and services reasonably required by Net1 for the performance of its obligations and the provision of services under this Agreement. Net1 agrees to use such facilities and services so far as is reasonably practicable in conjunction with the Customer’s normal procedures.

19) CUSTOMER’S NAMES

Net1 shall be allowed to use the Customer’s name on their Customer lists and disclose the same to their present and potential customers after execution of this Agreement. Net1 shall not use the

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Customer’s name or logo for any other commercial purpose without the Customer’s prior written consent.

20) FORCE-MAJEURE

Neither party shall be responsible for delays or failure to perform any of its obligations herein resulting from acts beyond the reasonable control of such party.

Such acts shall include, but shall not be limited to, acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communications line failures, power failures, earthquakes or other disasters. Notwithstanding the occurrence of any such act, each party shall make all reasonable efforts to comply with its obligation thereunder.

21) NOTICES

Any notices required or permitted to be given thereunder shall be in writing and shall be deemed to be duly given to a party hereto at the address set forth above or to such other address as the party may designate by notice pursuant hereto:

a)     By registered mail (return receipt requested) - three days after posting;

b)     By telex, telecopier or other electronic means of written communications - six hours after dispatch during business hours; otherwise, four hours after commencement of business thereafter;

c)     By hand on the date and time of such delivery.

22) VARIATION

No amendment to this Agreement shall be effective unless it is in writing and signed by duly authorised representatives of both Net1 and the Customer.

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23) WAIVER

The waiver or modification by either party of any term or condition of this Agreement shall not void, waive, or modify any other term or condition. The failure of either party to insist, in any one or more instances, upon the performance of any terms of this Agreement shall not be construed as a waiver or relinquishment of that party’s right to such performance or to future performance of such term.

24) WHOLE AGREEMENT

This agreement constitutes the complete and exclusive statement of the Agreement between the Customer and Net1 with respect to the licensing of the Licensed Products and maintenance and other matters provided for herein. Representations or statements not obtained in this Agreement shall not be binding upon Net1 as a condition, warranty representations or otherwise.

25) SEVERABILITY

If any part, term or provision of this Agreement not being of a fundamental nature, be held illegal or unenforceable, the validity or enforceability or the remainder of this Agreement shall not be effected.

26) HEADINGS

Headings have been included for convenience only and shall not be used in construing any provision herein.

27) GOVERNING LAW

This Agreement shall be construed in accordance with and governed by the laws of Luxembourg and each party agrees to submit to the exclusive jurisdiction of the Luxembourg Courts.

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28) SETTLEMENT OF DISPUTES

28.1     Should any dispute arise between the parties in connection with the interpretation or application of the provisions of this agreement or its breach or termination or the validity of any documents furnished by the parties pursuant to the provisions of this agreement, that dispute will, unless resolved amongst the parties, be referred to and be determined by arbitration in terms of this clause.

28.2     Any party to this agreement may demand that a dispute be determined in terms of this clause by written notice given to the other party.

28.3     This clause will not preclude any party from obtaining interim relief on an urgent basis from a court of competent jurisdiction pending the decision arbitrator.

28.4     The arbitration will be held

28.4.1     In Luxembourg

28.4.2     With only the legal and other representatives of the parties to the dispute present;

28.4.3     In accordance with the formalities and procedures settled by the arbitrator, and may be held in an informal and summary manner, on the basis that it will not be necessary to observe or carry out the usual formalities or procedures, pleadings and discovery or the strict rules of evidence, it being the intention that the arbitration will be held and completed as soon as possible; and

28.4.4     On the basis that the arbitrator will be entitled to decide in accordance with what he considers to be just and equitable in the circumstances.

28.5     The arbitrator will be acceptable to both parties and, if the matter in dispute is principally:

28.5.1     A legal matter, a practicing attorney or advocate of Luxembourg of at least 10 (ten) years standing.

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28.5.2     An accounting matter, a practicing chartered accountant of Luxembourg of at least 10 (ten) years standing;

28.5.3     Any other matter any independent person.

28.6     Should the parties to the dispute fail to agree whether the dispute is principally a legal, accounting or other matter within 7 (seven) days after the arbitration was demanded the matter will be deemed to be a legal matter.

28.7     Should the parties fail to agree on an arbitrator within 14 (fourteen) days after the giving of notice in terms of clause 28.2 the arbitrator will be appointed at the request of any party to the dispute by the Chairman for the time being of the International Chamber of Commerce according to the provisions of clause 28.5 and 28.6.

28.8     The decision of the arbitrator will be final and binding on the parties to the dispute and may be made an order of any court to whose jurisdiction the parties are subject at the instance of any of the parties to the dispute.

28.9     The arbitrator will be entitled to make such award, including an award for specific performance; and interdict, damages or penalty or otherwise as he in his sole discretion may deem fit and appropriate and to deal as he deems fit with the question of costs, including if applicable costs on the attorney and client scale, and his own fees.

28.10     The provisions of this clause:

28.10.1     Constitute an irrevocable consent by the parties to any proceedings in terms hereof and no party will be entitled to withdraw therefrom or claim at any such proceedings that it is not bound by such provisions;

28.10.2     Are severable from the rest of this agreement and will remain in effect despite the termination of or invalidity for any reason of this agreement.

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IN WITNESS thereof Net1 and the Customer have caused this Agreement to be executed by their authorised officers on the day and year first above written.

at Johannesburg on this 15th of April 1997	At ________ on this ___ day of ______ 199__
Authorised Signatory for and on behalf of	Authorised Signatory for and on behalf of
Net1 Holdings S.A.R.L. /	(“The Customer”)
Net1 Operating S.A.R.L.

/s/ Andre P. Mansvedt
Andre P. Mansvedt	(Name)
Director	(Title)

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APPENDICES

TO U.E.P.S. PRODUCT LICENCE AGREEMENT

Upon signature of these Appendices to the U.E.P.S. Product Licence Agreement 1 day of April 1997 by:

Net1 Holdings S.A.R.L./ (“Net1”) and the Social Security Bank (the Customer) Net Operations S.A.R.L.

Net1 grants to the Customer a licence to use the Licensed Products subject to the terms and conditions of the U.E.P.S. Product Licence Agreement made between the parties and dated 2nd of April 1997 save as varied by the provisions of the Master Agreement and its Attachments.

Appendix 1 - Licence Fees

Appendix 2 - Territory

Appendix 3 - Terms

Appendix 4 - Maintenance Plan

at Johannesburg on this 15th of April 1997	At ________ on this ___ day of ______ 199__
Authorised Signatory for and on behalf of	Authorised Signatory for and on behalf of
Net1 Holdings S.A.R.L. /	(“The Customer”)
Net1 Operating S.A.R.L.

/s/ Andre P. Mansvedt
Andre P. Mansvedt	(Name)
Director	(Title)

U.E.P.S. PRODUCT LICENCE AGREEMENT

Appendix 1
LICENSED PRODUCTS & LICENCE FEES

U.E.P.S. Licence is granted to the Customer for using the following Products

1.     Conceptual Scheme of U.E.P.S including systems subjects, subject co-ordination rules and possibilities for creating U.E.P.S applications.

2.     Microprocessor plastic cards with U.E.P.S application program for client, merchant and bank cards.

3.     Payment terminals with U.E.P.S application program for POS.

4.     Microprocessor card readers, PC interface board with U.E.P.S application programs for bank staff.

5.     Personalisation equipment with U.E.P.S application program for card personalisation.

6.     U.E.P.S security concept.

7.     Back-end Demonstration System.

Licence Fees

All prices are given in United States of America Dollars and exclude sales taxes
System size shall be based on the number of Point-Of-Sale terminals installed and client cards issued

Small System shall mean:	Less than 250 Point-Of-Sale Terminals AND
Less than 25,000 client cards

Large System shall mean:	More than 2,500 Point-Of-Sale Terminals OR
More than 250,000 client cards

Medium Systems:	All other levels of Point-Of-Sale terminals and client cards

U.E.P.S. PRODUCT LICENCE AGREEMENT

Pricing

1.	One US cent for every client card transaction

		Small	Medium	Large

2.	Annual Licence Gee (US$)	5,000	25,000	100,000

3.	Card Royalty Percentage (%)	10	5	2.5

4.	P.O.S. Terminal Percentage (%)	10	5	2.5

Notes

Items 3 and 4 above are based upon the final price to the Customer.

In the event that Net1 supplies hardware to the Customer, Items 3 & 4 will be included in this price.

Where the Customer manufactures or supplies itself the prices shall be based on the latest published standard price list.

Items 1, 3 & 4 are payable monthly within thirty days after month end.

Item 2 is payable annually in advance.

U.E.P.S. PRODUCT LICENCE AGREEMENT

Appendix 2

TERRITORY

The following territories are included in this Agreement:

Ghana

U.E.P.S. PRODUCT LICENCE AGREEMENT

Appendix 3

TERMS

A. ANNUAL LICENCE DURATION

From __________________________ 199__	to __________________________ 199__
From __________________________ 199__	to __________________________ 199__
From __________________________ 199__	to __________________________ 199__
From __________________________ 199__	to __________________________ 199__

B. ONCE-OFF LICENCE FEE	90,000 US$ (ninety thousand US dollars)
From __________________________

C. EXPENSES

Expenses billed monthly for expenses incurred during each billing period and other fees and charges provided for herein due and payable within 30 days of date of invoice.